Exhibit 107

Calculation of Filing Fee Tables

F-1
(Form Type)

SAI.TECH Global Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forw ard Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares(4)	457(c)	1,347,027	$5.85 (2)	$7,880,107.95 (2)	$ 0.0000927	$730.49
Fees to be Paid	Equity	Ordinary Shares issuable on exercise of Warrants (5)	457(a)	2,244,493	$ 11.50(3)	$ 25,811,669.50(3)	$ 0.0000927	$2,392.74
	Total Offering Amounts					$33,691,777.45		$3,123.23
	Total Fees Previously Paid							$ 0
	Total Fees Offsets							$ 0
	Net Fee Due							$3,123.23

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), SAI.TECH Global Corporation, a Cayman Islands exempted company (“SAI” or the “Company”) is also registering an indeterminate number of additional Class A ordinary shares of SAI, par value $0.0001 per share (“Class A Ordinary Shares”) that may become issuable to prevent dilution from any stock dividend, stock split, recapitalization or other similar transactions that could affect the securities to be offered by the selling securityholders named in this Registration Statement, and the Ordinary Shares set forth in this table shall be adjusted to include such shares, as applicable.

(2)	Based on the average of the high ($6.23) and low ($5.46) prices of our Class A Ordinary Shares on the Nasdaq Capital Market on May 24, 2022.

(3)	Based on the exercise price of Warrants (as defined below) which is $11.50.

(4)	Represents (a) 224,780 Class A Ordinary Shares purchased by TradeUP Global Sponsor LLC (the “Sponsor”) in connection with the TradeUP IPO (as defined in the Prospectus), and (b) 1,122,247 Class A Ordinary Shares issued to certain affiliates of, and including, the Sponsor. These shares are registered for resale on this Registration Statement.

(5)	Represents (a) 2,244,493 Class A Ordinary Shares of the Company issuable upon the exercise of 2,244,493 redeemable warrants to purchase Class A Ordinary Shares (the “Warrants”).